                                                    Registration No. 333-

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                           PRIMEX TECHNOLOGIES, INC.
            (exact name of registrant as specified in its charter)

        Virginia                                           06-1458069
(State or other jurisdiction of                         (I.R.S. Employer)
incorporation or organization)                          identification No.)

                           10101 Ninth Street North
                      St. Petersburg, Florida 33716-3807
              (Address of Principal Executive Office) (Zip Code)

                         1996 Long Term Incentive Plan
                         of Primex Technologies, Inc.
                           (Full title of the plan)

                             George H. Pain, Esq.
                Vice President, General Counsel, and Secretary
                           Primex Technologies, Inc.
                           10101 Ninth Street North
                      St. Petersburg, Florida 33716-3807
                    (Name and address of agent for service)

                                (813) 578-8100
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

                                                            Proposed
                                           Proposed         maximum
                                           maximum          aggregate      Amount of
Title of securities       Amount to be     offering price   offering       registration
to be registered          Registered       per share(2)     price (2)      fee
----------------------------------------------------------------------------------------
Common Stock, par
value $1.00 per share     500,000(1)       $50.75           $25,375,000    $7,486.00

Series A Participating
Cumulative Preferred
Stock Purchase Rights
(the "Rights")            500,000(1)       (3)              (3)            (3)

----------------------------------------------------------------------------------------

     (1) Together with an indeterminate additional number of shares which may be issuable pursuant to the anti-dilution provisions of the 1996 Long Term Incentive Plan of Primex Technologies, Inc.

     (2) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(h), the proposed maximum offering price per share is estimated based on the average of the high and low sale prices of the registrant's Common Stock on the Nasdaq National Market on June 25, 1998, the latest practicable date prior to the filing of this Registration Statement.

     (3) The Rights are appurtenant to and trade with the Common Stock. The value attributable to the Rights, if any, is reflected in the proposed maximum aggregate offering price for the Common Stock, as indicated above, and the registration fee for the rights is included in the fee for the Common Stock.


                              ------------------

                          INCORPORATION BY REFERENCE
                                      OF
                        EARLIER REGISTRATION STATEMENTS

     Primex has previously registered 350,000 shares of its common stock, par value $1.00 per share ("Primex Common Shares"), and 350,000 of its Series A Participating Cumulative Preferred Stock Purchase Rights (the "Primex Rights"), for issuance under the 1996 Long Term Incentive Plan of Primex Technologies, Inc. (the "Plan"). The registration of such shares was effected on a Form S-8 Registration Statement filed with the Securities and Exchange Commission on December 19, 1996, bearing the file number 333-18299 (the "Earlier Registration Statement"). This Registration Statement is being filed to register an additional 500,000 securities of the same class as those for which the Earlier Registration Statement is effective. Accordingly, pursuant to General Instruction E of Form S-8, the contents of the Earlier Registration Statements are hereby incorporated herein by reference.

                              ------------------

                                   EXHIBITS

EXHIBIT                           DESCRIPTION
NUMBER                            -----------
------

4 Appendix II to 1996 Long Term Incentive Plan of Primex Technologies, Inc. (effective November 5, 1997)

5                       Opinion of Counsel

23(a)                   Consent of KPMG Peat Marwick LLP

23(b)                   Consent of Ernst & Young LLP



                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for the filing on the Form-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Petersburg, State of Florida, on this 26th day of June, 1998.

                                        PRIMEX TECHNOLOGIES, INC.

                                        /s/ George H. Pain
                                        -------------------------
                                        George H. Pain
                                        Vice President, General Counsel,
                                        and
                                        Secretary

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.


     SIGNATURE                  TITLE                           DATE

/s/ James G. Hascall        Chairman of the Board and           June 26, 1998
--------------------        Chief Executive Officer and
James G. Hascall            Director

/s/ Angelo A. Catani        Vice Chairman of the Board and      June 26, 1998
--------------------        Director
Angelo A. Catani

/s/ John E. Fischer         Vice President and Chief            June 26, 1998
--------------------        Financial and Accounting
John E. Fischer             Officer

/s/ Edwin M. Glasscock      Director                            June 26, 1998
--------------------
Edwin M. Glasscock

/s/ David Lasky             Director                            June 26, 1998
--------------------
David Lasky

/s/ Bob Martinez            Director                            June 26, 1998
--------------------
Bob Martinez

/s/ William B. Mitchell     Director                            June 26, 1998
--------------------
William B. Mitchell

/s/ Robert H. Rau           Director                            June 26, 1998
--------------------
Robert H. Rau

/s/ Anthony W. Ruggiero     Director                            June 26, 1998
--------------------
Anthony W. Ruggiero

/s/ Leon E. Salomon         Director                            June 26, 1998
--------------------
Leon E. Salomon

                                 EXHIBIT INDEX

EXHIBIT                           DESCRIPTION
NUMBER                            -----------
------


4 Appendix II to 1996 Long Term Incentive Plan of Primex Technologies, Inc. (effective November 5, 1997)

5                       Opinion of Counsel

23(a)                   Consent of KPMG Peat Marwick LLP

23(b)                   Consent of Ernst & Young LLP